    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 18, 1999.
                                                     REGISTRATION NO. 333-______
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            WINK COMMUNICATIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                        94-3212322
  (STATE OF INCORPORATION)                  (I.R.S. EMPLOYER IDENTIFICATION NO.)

                           1001 MARINA VILLAGE PARKWAY
                            ALAMEDA, CALIFORNIA 94501
                                 (510) 337-2950
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                                 1994 STOCK PLAN
                                 1999 STOCK PLAN
                            1999 DIRECTOR OPTION PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLAN)

                             MARY AGNES WILDEROTTER
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER,
                            WINK COMMUNICATIONS, INC.
                           1001 MARINA VILLAGE PARKWAY
                            ALAMEDA, CALIFORNIA 94501
                                 (510) 337-2950
                 (NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)



                                   Copies to:
                            HERBERT P. FOCKLER, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (650) 493-9300

                                       CALCULATION OF REGISTRATION FEE
===============================================================================================================
                                                            PROPOSED MAXIMUM       PROPOSED          AMOUNT OF
          TITLE OF SECURITIES              AMOUNT TO BE      OFFERING PRICE    MAXIMUM AGGREGATE   REGISTRATION
           TO BE REGISTERED               REGISTERED (1)        PER SHARE        OFFERING PRICE          FEE
---------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value..........
  - 1994 Stock  Plan                         4,113,265        $ 5.58 (2)        $22,952,018.70      $ 6,380.66
  - 1999 Stock Plan                          2,500,000        $16.00 (3)        $40,000,000.00      $11,120.00
  - 1999 Director Option Plan                  250,000        $16.00 (3)        $ 4,000,000.00      $ 1,112.00
  - 1999 Employee Stock Purchase Plan          250,000        $13.60 (4)        $ 3,400,000.00      $   945.20

TOTAL                                        7,113,265                          $70,352,018.70      $19,557.86
===============================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The price of $5.58 per share represents the weighted average exercise price for outstanding options to purchase a total of 4,113,265 shares of Common Stock.

(3) Estimated in accordance with Rule 457(h) solely for purposes of calculating the registration fee on the basis of $16.00, the Price of Public set forth on the cover page of the Company's Prospectus dated August 18, 1999 relating to its initial public offering (the "Market Price").

(4) Estimated in accordance with Rule 457(h) solely for purposes of calculating the registration fee on the basis of $13.60 (85% of the Market Price).

                            WINK COMMUNICATIONS, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

               (a) The Registrant's Prospectus filed on August 19, 1999 pursuant to Rule 424(b) of the Securities Act, which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

               (b) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated July 8, 1999, filed pursuant to Section 12(g) of the 1934 Act.

        In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Certain members of Wilson Sonsini Goodrich & Rosati and an investment partnership with which they are affiliated beneficially own an aggregate of 8,750 shares of Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the General Corporation Law of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that any such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of such corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) which such officer or director actually and reasonably incurred. The foregoing description is qualified in its entirety by reference to the more detailed provisions of Section 145 of the DGCL.

        Section 102 of the DGCL allows a Delaware corporation to eliminate or limit the personal liability of a director to the corporation or to any of its stockholders for monetary damage for a breach of fiduciary duty as a director, except in the case where the director (i) breaches such person's duty of loyalty to the corporation or its stockholders, (ii) fails to act in good faith, engages in intentional misconduct or knowingly violates a law, (iii) authorizes the payment of a dividend or approves a stock purchase or redemption in violation of
Section 174 of the DGCL or (iv) obtains an improper personal benefit.

        In accordance with the DGCL, the Registrant's Certificate of Incorporation contains a provision to limit the personal liability of its directors for monetary damages for breach of their fiduciary duty to the fullest extent permitted by the DGCL now, or as it may hereafter be amended.

        In addition, as permitted by the DGCL, the Registrant's Bylaws provide that (i) the Registrant is required to indemnify its directors and officers and persons serving in such capacities in other business enterprises at the Registrant's request, to the fullest extent permitted by Delaware law; (ii) the Registrant may indemnify its employees and agents to the maximum extent permitted by Delaware law; (iii) the Registrant is required to advance expenses incurred by its directors and officers in connection with defending a proceeding (except that a director or officer must undertake to repay any advances if it should ultimately be determined that the director or officer is not entitled to indemnification); (iv) the rights conferred in the Bylaws are not exclusive; and
(v) the Registrant may not retroactively amend the Bylaw provisions in a way that adversely affects any director or officer.

        The Registrant maintains insurance covering its directors and officers against certain liabilities incurred by them in their capacities as such, including among other things, certain liabilities under the Securities Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.



       EXHIBIT
       NUMBER   DESCRIPTION
        4.1     Specimen of Common Stock Certificate (incorporated by reference to the exhibit filed with Amendment No. 1 to the Registrant's
                Registration Statement on Form S-1 filed on July 29, 1999).

        4.2 1994 Stock Plan and form of agreement thereunder (incorporated by reference to the exhibit filed with Amendment No. 1 to the Registrant's Registration Statement on Form S-1 filed on July
                29, 1999).

        4.3 1999 Stock Plan and form of agreement thereunder (incorporated by reference to the exhibit filed with Amendment No. 1 to the Registrant's Registration Statement on Form S-1 filed on July
                29, 1999).

        4.4 1999 Director Stock Plan (incorporated by reference to the exhibit filed with Amendment No. 1 to the Registrant's
                Registration Statement on Form S-1 filed on July 29, 1999).

        4.5 1999 Employee Stock Purchase Plan and form of agreement thereunder (incorporated by reference to the exhibit filed with Amendment No. 1 to the Registrant's Registration Statement on
                Form S-1 filed on July 29, 1999).

        5.1 Opinion of Counsel as to legality of securities being registered.

        23.1    Consent of Counsel (contained in Exhibit 5.1).

        23.2    Consent of Independent Accountants.

        24.1    Power of Attorney (see Page II-5).

ITEM 9. UNDERTAKINGS.

        A. The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California, on this 18th day of August, 1999.



                                       WINK COMMUNICATIONS, INC.

                                       By: /s/ MARY AGNES WILDEROTTER
                                           -------------------------------------
                                           Name:  Mary Agnes Wilderotter
                                           Title: President and Chief
                                                  Executive Officer


                                POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints each of Mary Agnes Wilderotter and Howard L. Schrott or any of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant (i) any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, and (ii) any and all additional registration statements, and any and all amendments thereto, relating to the same offering of securities as those that are covered by this Registration Statement that are filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on August 18, 1999 in the capacities indicated:

                 SIGNATURE                                            TITLE
                 ---------                                            -----
/s/MARY AGNES WILDEROTTER                 President and Chief Executive Officer; Director
----------------------------------        (principal executive officer)
   Mary Agnes Wilderotter

/s/HOWARD L. SCHROTT                      Chief Financial Officer; Vice President and Secretary
----------------------------------        (principal financial officer and principal accounting
   Howard L. Schrott                      officer)


/s/BRIAN P. DOUGHERTY                     Chairman of the Board of Directors and Chief
----------------------------------        Technical Officer
   Brian P. Dougherty

/s/BRUCE W. DUNLEVIE                      Director
----------------------------------
   Bruce W. Dunlevie


-----------------------------------       Director
   Hidetaka Yamamoto


-----------------------------------       Director
   F. Philip Handy


-----------------------------------       Director
   Jeffrey Coats

/s/WILLIAM SCHLEYER                       Director
-----------------------------------
   William Schleyer

/s/MICHAEL FUCHS                          Director
------------------------------------
   Michael Fuchs

                                INDEX TO EXHIBITS



       EXHIBIT
       NUMBER                             DESCRIPTION
       --------                           -----------
        4.1     Specimen of Common Stock Certificate (incorporated by reference to the exhibit filed with Amendment No. 1 to the Registrant's
                Registration Statement on Form S-1 filed on July 29, 1999).

        4.2 1994 Stock Plan and form of agreement thereunder (incorporated by reference to the exhibit filed with Amendment No. 1 to the Registrant's Registration Statement on Form S-1 filed on July
                29, 1999).

        4.3 1999 Stock Plan and form of agreement thereunder (incorporated by reference to the exhibit filed with Amendment No. 1 to the Registrant's Registration Statement on Form S-1 filed on July
                29, 1999).

        4.4 1999 Director Stock Plan (incorporated by reference to the exhibit filed with Amendment No. 1 to the Registrant's
                Registration Statement on Form S-1 filed on July 29, 1999).

        4.5 1999 Employee Stock Purchase Plan and form of agreement thereunder (incorporated by reference to the exhibit filed with Amendment No. 1 to the Registrant's Registration Statement on
                Form S-1 filed on July 29, 1999).

        5.1 Opinion of Counsel as to legality of securities being registered.

        23.1    Consent of Counsel (contained in Exhibit 5.1).

        23.2    Consent of Independent Accountants.

        24.1    Power of Attorney (see Page II-5).